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                                                                   EXHIBIT 10.97

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                               PURCHASE AGREEMENT

                                     between

                    EAST COAST POWER HOLDING COMPANY L.L.C.,

                                       and

                           MESQUITE INVESTORS, L.L.C.





                                 AUGUST 2, 1999




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                                TABLE OF CONTENTS

                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.01  Definitions.....................................................1

                                    ARTICLE 2

                            TRANSACTIONS AND CLOSING

SECTION 2.01  Acquisition of Interests........................................5
SECTION 2.02  Closing.........................................................6
SECTION 2.03  Certain Post-Closing Payments...................................7
SECTION 2.04  Amended Credit Support Agreement................................7

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

SECTION 3.01  Capacity; Organization, Etc.....................................8
SECTION 3.02  Title to Membership Interests; Capitalization...................9
SECTION 3.03  No Violation...................................................10
SECTION 3.04  Approvals......................................................10
SECTION 3.05  Financial Statements; Absence of Certain Changes...............11
SECTION 3.06  Cogen Transaction Agreement....................................13
SECTION 3.07  Certain Actions and Agreements.................................13
SECTION 3.08  Employees; Employee Benefits...................................13
SECTION 3.09  Litigation.....................................................14
SECTION 3.10  Compliance with Law; Environmental Matters.....................14
SECTION 3.11  Regulatory Matters.............................................14
SECTION 3.12  Taxes..........................................................16
SECTION 3.13  Insurance......................................................16
SECTION 3.14  Brokers........................................................16
SECTION 3.15  Year 2000......................................................16

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 4.01  Organization, Etc..............................................17


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
SECTION 4.02  No Violation...................................................17
SECTION 4.03  Approvals......................................................17
SECTION 4.04  Investment Intent, Investigation...............................18
SECTION 4.05  Financing......................................................18
SECTION 4.06  Regulatory Matters.............................................18
SECTION 4.07  Brokers. ......................................................19

                                    ARTICLE 5

                                    COVENANTS

SECTION 5.01  Conduct of Business............................................19
SECTION 5.02  Access to Information; Confidentiality.........................19
SECTION 5.03  Public Announcements...........................................20
SECTION 5.04  Best Efforts...................................................20
SECTION 5.05  Exclusivity.  .................................................20
SECTION 5.06  Option Agreement. .............................................20

                                    ARTICLE 6

                              CONDITIONS TO CLOSING

SECTION 6.01  Conditions to the Obligations of Each Party....................21
SECTION 6.02  Conditions to Obligations of the Buyer.........................21
SECTION 6.03  Conditions to Obligations of Seller............................22

                                    ARTICLE 7

                                   TERMINATION

SECTION 7.01  Grounds for Termination........................................22
SECTION 7.02  Effect of Termination..........................................23

                                    ARTICLE 8

                            SURVIVAL; INDEMNIFICATION

SECTION 8.01  Survival.......................................................24
SECTION 8.02  Indemnification................................................24
SECTION 8.03  Procedures for Third Party Claims..............................25
SECTION 8.04  Exclusive Remedy...............................................25


                                       ii

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
                                    ARTICLE 9

                                  MISCELLANEOUS
SECTION 9.01  Notices.......................................................26
SECTION 9.02  Amendments; No Waivers........................................27
SECTION 9.03  Parties in Interest...........................................27
SECTION 9.04  Expenses......................................................27
SECTION 9.05  Successors and Assigns........................................27
SECTION 9.06  Governing Law.................................................27
SECTION 9.07  Counterparts; Effectiveness...................................29
SECTION 9.08  Entire Agreement..............................................29
SECTION 9.09  Captions......................................................29
SECTION 9.10  Further Assurances............................................29


Annex 1.01(a)     Class B Contribution Agreement
Annex 2.01-A      Amended LLC Agreement
Annex 2.01-B      Buyer Security Agreement
Annex 2.04        Amended Credit Support Agreement
Annex 6.02        Opinion of Counsel to Seller
Annex 6.03        Opinion of Counsel to Buyer


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



                               PURCHASE AGREEMENT

         This Purchase Agreement ("AGREEMENT") is made this 2nd day of August 1999 between East Coast Power Holding Company L.L.C., a Delaware limited liability company ("SELLER"), and Mesquite Investors, L.L.C., a Delaware limited liability company ("BUYER").


         A. Seller owns all of the outstanding Class A Membership Interests in East Coast Power, L.L.C., a Delaware limited liability company (the "COMPANY").

         B. Immediately prior to the Closing contemplated by this Agreement, it is contemplated that 50% of the outstanding Class B Membership Interests in the Company will be contributed to Seller (the "CLASS B CONTRIBUTION") as set forth in the Class B Contribution Agreement (as defined herein).

         C. Buyer wishes to acquire from Seller 49% of its Class A Membership Interest in the Company and 98% of the Class B Membership Interest contributed to it pursuant to the Class B Contribution Agreement (which will represent 49% of the outstanding Class B Membership Interest), and Seller desires to sell such Membership Interests to the Buyer, in exchange for the consideration set forth herein in and accordance with the terms and provisions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01.  Definitions.

         (a) The following capitalized terms used in this Agreement shall have the meanings set forth below:

         "ACQUISITION CLOSING" means the closing of the transactions contemplated by the Cogen Transaction Agreement, which occurred on February 4, 1999.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

         "AMENDED CREDIT SUPPORT AGREEMENT" has the meaning set forth in Section 2.04.

         "AMENDED LLC AGREEMENT" has the meaning set forth in Section 2.01(b).

         "APPLICABLE LAW" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties or assets.

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         "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in Section
3.05.

         "BAYONNE PLANT" means the 176 megawatt gas-fired, combined cycle cogeneration facility owned by NJ Venture and located in Bayonne, New Jersey on the site of the IMTT Facility.

         "BENEFIT PLANS" shall mean employee pension benefit plans (whether or not insured) as defined in Section 3(2) of ERISA and employee welfare benefit plans (whether or not insured) as defined in Section 3(1) of ERISA.

         "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas or New York, New York are authorized or required by law to close.

         "BUYER" has the meaning set forth in the introductory paragraph to this Agreement.

         "BUYER SECURITY AGREEMENT" has the meaning set forth in Section
2.01(b).

         "CALPERS" means the California Public Employees' Retirement System, a unit of the State and Consumer Service Agency of the State of California.

         "CAMDEN COGEN" means Camden Cogen LP, a Delaware limited partnership.

         "CAMDEN PLANT" means the 146 megawatt gas-fired, combined cycle cogeneration facility owned by Camden Cogen and located in Camden, New Jersey.

         "CLASS B CONTRIBUTION" has the meaning set forth in the recitals.

         "CLASS B CONTRIBUTION AGREEMENT" means the Contribution Agreement relating to the Class B Contribution dated the date hereof, a copy of which is attached hereto as Annex 1.01(a).

         "CLOSING" has the meaning set forth in Section 2.02.

         "CLOSING DATE" means the date of the Closing.

         "COGEN GROUP" has the meaning set forth in Section 3.05.

         "COGEN TRANSACTION AGREEMENT" means the Transaction Agreement dated October 25, 1998, as amended by Amendment No. 1 to Transaction Agreement effective as of November 6, 1998, Amendment No. 2 to Transaction Agreement effective as of November 13, 1998, and Amendment No. 3 to Transaction Agreement effective as of February 1, 1999, between Enron, Enron Capital & Trade Resources Corp., RCM Holdings, Inc., (formerly Cogen Technologies, Inc.), Cogen Technologies Camden, Inc.,Cogen Technologies Capital Company, L.P., the McNair Group Sellers and Minority Group Sellers listed on the signature page thereto, the Company, JEDI Linden GP LLC, JEDI Linden LP LLC, JEDI Camden GP LLC, JEDI Camden LP LLC and JEDI Bayonne GP LLC.


                                        2

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         "COMPANY" has the meaning set forth in the recitals to this Agreement.

         "COMPANY EMPLOYEES" shall mean all individuals who are employed by the Company or who are employed by an Affiliate of Enron other than the Company and who perform services in connection with the business operations of the Company.

         "CONFIDENTIALITY AGREEMENT"  has the meaning set forth in Section 5.02.

         "CREDIT SUPPORT AGREEMENT" has the meaning set forth in Section 2.04.

         "DAMAGES" has the meaning set forth in Section 8.02(a).

         "DISCLOSURE SCHEDULE" means the Disclosure Schedule delivered by Seller to Buyer relating to this Agreement, which contains the disclosures required to be made under the various terms and provisions of this Agreement.

         "DISPUTED CLAIMS" has the meaning set forth in Section 9.06.

         "ECT MERCHANT" means ECT Merchant Investments Corp., a Delaware corporation.

         "ENRON" means Enron Corp., an Oregon corporation.

         "EL PASO ENERGY" means El Paso Energy Corporation, a Delaware corporation.

         "EL PASO HOLDING" means El Paso Power Holding Company, a Delaware corporation, which is a party to this Agreement for the purposes set forth on the signature page hereto.

         "ENVIRONMENTAL LAW" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, ordinance, judgment, order, decree, injunction, permit or governmental restriction or any agreement with any Governmental Authority or other third party, in effect on or prior to the date of this Agreement, relating to the environment, human health and safety or to the discharge, removal, remediation, manufacture, release, use, treatment, processing, transportation, storage or handling of pollutants, contaminants, wastes or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances. Examples of Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Toxic Substances Control Act ("TSCA"), the Clean Air Act, the Clean Water Act, the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act of 1970, the Hazardous Materials Transportation Act, each as amended from time to time and all comparable state and local laws.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "FERC" means the United States Federal Energy Regulatory Commission, or any successor or replacement agency thereto.

         "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

         "LINDEN PLANT" means the 715 megawatt gas-fired, combined cycle cogeneration facility owned by Linden Venture and located in Linden, New Jersey on the site of the Bayway Refinery facility.

         "LINDEN VENTURE" means Cogen Technologies Linden Venture, L.P., a Delaware limited partnership.

         "LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 4, 1999.

         "MATERIAL ADVERSE EFFECT" means any event, condition, effect or change that is or would be materially adverse to the business, results of operations, prospects, condition (financial or otherwise), assets or liabilities of the Company and its Subsidiaries, when taken as a whole.

         "MEMBERSHIP INTEREST" has the meaning given to such term in the LLC Agreement.

         "NJ VENTURE" Cogen Technologies NJ Venture, a New Jersey general partnership.

         "OPERATING FACILITIES" means the Linden Plant, the Bayonne Plant and the Camden Plant.

         "PERSON" means an individual, corporation, partnership, joint venture, limited liability company, association, trust, estate or other entity or organization, including a Governmental Authority.

         "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

         "PURCHASED INTERESTS" means the Class A Membership Interest and Class B Membership Interests in the Company to be purchased by Buyer from Seller under this Agreement at the Closing.

         "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended.

         "PURPA REQUIREMENTS" has the meaning set forth in Section 3.12.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER" has the meaning set forth in the introductory paragraph to this Agreement.


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         "SENIOR NOTE SECURITY INTERESTS" means the security interests granted by Seller, ECT Merchant and CalPERS in their Membership Interests pursuant to various security agreements dated as of April 20, 1999 between each such entity and the Trustee, in each case securing the obligations of the Company under the Senior Secured Notes issued under the Indenture dated as of April 20, 1999 between the Company and the Trustee.

         "SUBSIDIARY" has the meaning set forth in Section 3.02.

         "TAX" means (i) all taxes or other levies imposed by any Governmental Authority, domestic or foreign (a "TAXING AUTHORITY") including, without limitation, any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by the Company and its Subsidiaries, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom or import duty or other tax or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority, or (ii) liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group or being a party to any agreement under which liability is determined or taken account with reference to the liability of any other Person; or (iii) liability for the payment of any amounts of the type described in (i) as a result of any express or implied obligation to indemnify any other Person or as a result of being party to any other arrangement or agreement.

         "TAX RETURNS" means all Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority.

         "TRUSTEE" means The Bank of New York, as Trustee under the Indenture dated as of April 20, 1999 between The Bank of New York, Trustee and the Company.

         "UNAUDITED FINANCIAL STATEMENTS" has the meaning set forth in Section 3.05.

         (b) Unless the context otherwise requires, as used in this Agreement:
(a) a term has the meaning ascribed to it; (b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with generally accepted accounting principles in the United States as of the date hereof applied on a consistent basis, (c) "or" is not exclusive; (d) "including" means "including, without limitation;" (e) words in the singular include the plural; (f) words in the plural include the singular; (g) words applicable to one gender shall be construed to apply to each gender; (h) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement and (i) the terms "Article" or "Section" shall refer to the specified Article or Section of this Agreement.

                                    ARTICLE 2

                            TRANSACTIONS AND CLOSING

         SECTION 2.01. Acquisition of Interests. Upon the terms and subject to the conditions set forth herein, including the consummation of the Class B Contribution, the parties agree that on the Closing Date:


                                        5

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                  (a) El Paso Holding will cause Buyer to buy, and Seller will sell, assign, transfer and convey to Buyer, a 49% Class A Membership Interest (as defined in the LLC Agreement) in the Company and a 49% Class B Membership Interest in the Company (as defined in the LLC Agreement), in each case subject to the Senior Note Security Interests but free and clear of all other Liens (other than as set forth in the Amended LLC Agreement described below), in exchange for a cash payment of $128,000,000 by Buyer to Seller (which is $133,000,000 less the $5,000,000 deposit (the "Deposit") paid to Seller prior to the date hereof).

                  (b) To evidence the foregoing assignments and admit Buyer as a Class A and Class B member of the Company:

                           (i) Seller, Buyer and CalPERS will enter into the
                  Second Amended and Restated Limited Liability Company Agreement (the "AMENDED LLC AGREEMENT") of the Company in substantially the form attached hereto as ANNEX 2.01-A;

                           (ii) Buyer will enter into a Security Agreement with
                  the Trustee relating to the Purchased Interests in substantially the form attached hereto as ANNEX 2.01-B (the "BUYER SECURITY AGREEMENT"); and

                           (iii) The Company will cause to be issued in the name
                  of each party a new certificate evidencing the Membership Interest of such party as contemplated by the terms of the Amended LLC Agreement, and the parties shall cause such certificates to be delivered to the Trustee together with duly executed transfer powers or assignments satisfactory to the Trustee, against surrender by the Trustee to the Company of the old certificates representing such Membership Interests.

         SECTION 2.02.  Closing.

                  (a) Subject to the satisfaction of the conditions set forth in
         Article 6, the closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002, on August 13, 1999 or at such other time or place as the Buyer and Seller may agree; provided, that Buyer at its option may delay the Closing as long as (i) the Closing shall be on a Business Day no later than September 15, 1999,
         (ii) if the Buyer delays Closing past August 13, 1999, then Buyer shall give at least 3 Business Days notice to Seller of the new Closing Date, and (iii), if the Closing is after August 13, 1999, at the Closing, El Paso Holding will cause Buyer to pay to Seller in addition to the $128,000,000 specified in Section 2.01(a), interest on such amount at the rate of 12% per annum from August 14, 1999 through the Closing and, if the Closing has not occurred by August 31, 1999, such interest rate shall increase to 15% for the period from September 1, 1999 through Closing, in each case except to the extent the delay in Closing is caused by Seller.

                  (b) The parties agree that at the Closing, El Paso Holding will cause Buyer to pay to Seller the applicable cash consideration (as set forth in Section 2.01 and 2.02(a)) in immediately available funds by wire transfer to an account designated by Seller in writing prior to the Closing.


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         SECTION 2.03.  Certain Post-Closing Payments.

                  (a) In the event that any of the distributions to Seller contemplated by Section 5.01(d)(i) of the Amended LLC Agreement are not made for any reason within 90 days of the event specified in clauses
         (A)-(G) of such Section 5.01(d)(i) that triggers the obligation to pay such distribution (each, a "PAYMENT EVENT"), then Buyer agrees to pay to Seller an amount equal to 49% of the difference between (a) the distribution specified in such Section 5.01(d)(i) with respect to such Payment Event and (b) any distribution actually made by the Company to Seller pursuant to such Section 5.01(d)(i) in respect of such Payment Event. In no event shall the sum of (a) 49% of the distributions made by the Company to Seller pursuant to Section 5.01(d)(i) of the Amended LLC Agreement and (b) the payments made by Buyer to Seller pursuant to this Section 2.03(a) exceed $17,000,000, excluding any interest paid or owed pursuant to Section 2.03(b).

                  (b) Any such payment shall be paid within three Business Days of the end of the 90 day period referred to in the first sentence of
         Section 2.03(a), by wire transfer in immediately available funds to an account designated by Seller. If any such payment is not made timely in accordance with the foregoing, then the amount of any such payment shall accrue simple interest at the rate of 12% per annum from the due date until paid. The obligation to pay interest hereunder may be satisfied by (i) Buyer paying such amount to Seller or (ii) the Company making a distribution pursuant to Section 5.01(d)(iv) of the Amended LLC Agreement in an amount equal to the amount of such interest payment divided by 0.49.

         SECTION 2.04 Amended Credit Support Agreement. Enron is party to a Credit Support Agreement effective April 20, 1999 (the "CREDIT SUPPORT AGREEMENT"). At or prior to Closing, Buyer agrees to use its best efforts to cause El Paso Energy to enter into an Amended and Restated Credit Support Agreement with Enron and the Company in substantially the form attached hereto as ANNEX 2.04 (the "AMENDED CREDIT SUPPORT AGREEMENT") pursuant to which El Paso Energy will agree to bear responsibility for 49% of Enron's obligations under the Credit Support Agreement and the Company will agree to pay to El Paso Energy, from and after the Closing, 49% of the compensation or other payments that are payable by the Company under the Credit Support Agreement. At or prior to Closing, Seller agrees to use its best efforts to cause Enron to enter into a security agreement in the form of the pledge of the note under the Amended Credit Support Agreement to the extent the granting of such security interest is possible. If the granting of such security interest is not possible, then Buyer and Seller shall cooperate to amend the form of Amended Credit Support Agreement to provide to provide that any advances to the Company under the Amended Credit Support Agreement shall be made directly by Enron and El Paso to the Company based on their respective Participation Percentages (as defined in the Amended Credit Support Agreement), with the Company providing a note to repay such advances to each of El Paso and Enron.


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                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

         SECTION 3.01  Capacity; Organization, Etc.

                  (a) Seller has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware, and has full right, power and authority to enter into and perform its obligations under this Agreement and the Amended LLC Agreement and to consummate the transactions contemplated hereby, and has obtained all requisite corporate or similar authorizations, consents or approvals applicable to such Seller to do so. This Agreement has been, and the Amended LLC Agreement, when executed at the Closing, will be, duly executed and delivered by Seller and constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

                  (b) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has full limited liability company power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary.

                  (c) SECTION 3.01(c) OF THE DISCLOSURE SCHEDULE sets forth a list of each subsidiary of the Company (the "SUBSIDIARIES") and, with respect only to the Subsidiaries of the Company other than the Acquired Entities as defined in the Cogen Transaction Agreement that are less than wholly-owned by the Company and its Subsidiaries, a description of the ownership interest of the Company in such Subsidiary. Each Subsidiary is a partnership or limited liability company duly organized, validly existing and (other than with respect to partnerships) in good standing under the laws of its jurisdiction of organization and has full partnership or limited liability company power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Each Subsidiary is duly qualified or licensed to do business and, if applicable, is in good standing in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary. Except as set forth in SECTION 3.01(c) OF THE DISCLOSURE SCHEDULE, all issued and outstanding interests of equity capital of each of the Subsidiaries are owned, directly or indirectly, by the Company. Except as set forth in SECTION 3.01(c) OF THE DISCLOSURE SCHEDULE, none of the equity interests in the Subsidiaries have become subject to any Liens since the Acquisition Closing. Since the Acquisition Closing, the Company and its Subsidiaries have not issued or entered into any (i) securities convertible into or exchangeable for any interests of the equity capital of any of the Subsidiaries, (ii) options, warrants or other rights to purchase or subscribe for equity capital of any of the Subsidiaries or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any equity capital of any of the Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights, pursuant to which, in any of the foregoing cases, any of the Subsidiaries is subject or bound. Since the Acquisition Closing, except for the agreements listed in SECTION 3.01(c) OF THE DISCLOSURE SCHEDULE, none of the Subsidiaries has become party to any voting trusts, member agreements or other similar instruments restricting or relating to the rights of the holders of equity interests in such Subsidiary. Except for the Subsidiaries, the Company does not own, directly or indirectly, any interest or investment in any corporation, association, joint venture, partnership or other business organization, firm or enterprise of any character whatsoever.

         SECTION 3.02  Title to Membership Interests; Capitalization.

                  (a) Seller is, and at the Closing will be, the record and beneficial owner of 100% of the outstanding Class A Membership Interest in the Company, which represents a 90% Sharing Ratio (as defined in the LLC Agreement), and such Membership Interest is owned by such Seller free and clear of all Liens, except for the Senior Note Security Interests and except as set forth in the LLC Agreement. Upon consummation of the Class B Contribution, Seller will be the record and beneficial owner of 50% of the outstanding Class B Membership Interest in the Company, which will represent a 5.0% Sharing Ratio, and such Membership Interest will be owned by Seller free and clear of all Liens, except for the Senior Note Security Interests and except as set forth in the LLC Agreement. Seller has full authority to transfer the portion of its Class A Membership Interest to be transferred pursuant to this Agreement, and, upon consummation of the Class B Contribution, Seller will have full authority to transfer the Class B Membership Interest to be transferred pursuant to this Agreement, in each case free and clear of all Liens, except for the Senior Note Security Interests and except as set forth in the Amended LLC Agreement. Except as contemplated by the Amended LLC Agreement and the Senior Note Security Interests, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, to which Seller is a party or by which Seller is bound, obligating Seller to sell or otherwise transfer any of its Membership Interests. Except for the agreements listed in SECTION 3.02(a) OF THE DISCLOSURE SCHEDULE and the Amended LLC Agreement, since the Acquisition Closing, the Company has not entered into any voting trusts, member agreements or other similar instruments restricting or relating to the rights of the holders of equity interests in the Company.

                  (b) The Membership Interests of CalPERS, ECT Merchant and Seller set forth on SECTION 3.02(b) OF THE DISCLOSURE SCHEDULE constitute all of the outstanding equity interests in the Company as of the date hereof. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, except as contemplated herein, to which the Company is a party or by which the Company is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, equity interests in the Company or any securities or obligations convertible into or exchangeable for such equity interests or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement.

                  (c) Upon payment of the consideration specified in Section 2.01, title to the Purchased Interests will pass to Buyer, free and clear of all Liens except as contemplated by the Amended LLC Agreement and except for the Senior Note Security Interests.

         SECTION 3.03  No Violation.

                  (a) The execution and delivery of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated by this Agreement and the Amended LLC Agreement will not
         (a) violate any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any Governmental Authority to which Seller is a party or to which Seller or any of its respective property is subject; or (b) assuming execution and delivery by all parties of the Amended LLC Agreement, conflict with, or result in a breach or violation of, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which Seller is a party or to which any of its property is subject, except in each case such as would not materially impair the ability of Seller to consummate the transactions contemplated by this Agreement.

                  (b) The execution and delivery of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated by this Agreement and the execution and delivery of the Amended LLC Agreement by Seller and the consummation of the transaction contemplated therein will not (a) violate any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any Governmental Authority to which the Company or any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries or any of their respective properties is subject; or (b) assuming execution and delivery by all parties of the Amended LLC Agreement, conflict with, or result in a breach or violation of, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which the Company or any of its Subsidiaries is a party or to which any of their respective properties is subject, except in each case such as would not have a Material Adverse Effect.

         SECTION 3.04  Approvals.

                  (a) The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement and the execution and delivery of the Amended LLC Agreement by Seller and the consummation of the transactions contemplated therein will not, require the consent, approval, order or authorization of any Governmental Authority or regulatory authority or, assuming execution and delivery by all parties of the Amended LLC Agreement, any other person under any permit, license, agreement, indenture or other instrument to which Seller is a party or to which any of its respective properties are subject, and no declaration, filing or registration with any Governmental Authority or regulatory authority is required by Seller in connection with the execution and delivery of this Agreement and the consummation of such transactions other than notice filings to be made after the Closing, in each case except such as would not materially impair the ability of Seller to consummate the transactions contemplated by this Agreement or for such consents and approvals as have been received.

                  (b) The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement and the execution and delivery of the Amended LLC Agreement by Seller and the consummation of the transaction contemplated therein will not, require the consent, approval, order or authorization of any Governmental Authority or regulatory authority or, assuming execution and delivery by all parties of the Amended LLC Agreement, any other person under any permit, license, agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or to which any of their respective properties is subject, and no declaration, filing or registration with any Governmental Authority or regulatory authority is required by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of such transactions other than notice filings to be made after the Closing, in each case except such as would not have a Material Adverse Effect.

         SECTION 3.05  Financial Statements; Absence of Certain Changes.

                  (a) Seller has delivered to Buyer true and complete copies of the combined financial statements, including an income statement, a balance sheet and a statement of cash flows, of (i) Cogen Technologies Linden Ltd., Cogen Technologies Camden GP Limited Partnership and McNair Energy Services Corporation and its wholly owned subsidiary Cogen Technologies NJ, Inc. (collectively, the "COGEN GROUP") as of and for the year ended December 31, 1998 and (ii) Cogen Technologies NJ Venture, Camden Cogen L.P. and Cogen Technologies Linden Venture, L.P. (collectively, the "COGEN TECHNOLOGIES OPERATING PARTNERSHIPS") as of and for the year ended December 31, 1998 (collectively, the "AUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements have been audited by Arthur Andersen LLP, have been prepared from the books and records of the Cogen Group and Cogen Technologies Operating Partnerships, as the case may be, using generally accepted accounting principles except as set forth in the footnotes thereto, and fairly present in all material respects the financial position of the Cogen Group or Cogen Technologies Operating Partnerships, as the case may be, as of the date thereof and the results of operations and cash flows for the periods set forth therein.

                  (b) Seller has delivered to Buyer true and complete copies of the consolidated financial statements, including an income statement, a balance sheet and a statement of cash flows, of the Company and its Subsidiaries for as of and for the six month period ended June 30, 1999 (the "UNAUDITED FINANCIAL STATEMENTS"). The Unaudited Financial Statements have been prepared using generally accepted accounting principles from the books and records of the Company and its Subsidiaries, except that the Unaudited Financial Statements omit footnote information. The Financial Statements fairly present in all material respects the financial position of the Company and its Subsidiaries as at the dates thereof and the results of operations and cash flows for the periods set forth therein.

                  (c) Except as set forth in SECTION 3.05 OF THE DISCLOSURE SCHEDULE, since the Acquisition Closing, there has not occurred:

                      (i) any material adverse change or, to the knowledge of
                  Seller, any threatened material adverse change, in the condition (financial or otherwise) or in the properties, assets or liabilities or business or prospects of the Company and its Subsidiaries;

                           (ii) any material change in the accounting methods or
                  practices followed by the Company and its Subsidiaries or change in the depreciation or amortization policies or rates of the Company and its Subsidiaries theretofore adopted;

                           (iii) any incurrence of any debts, obligations or
                  liabilities, absolute, accrued, contingent or otherwise, whether due or to become due by the Company or any Subsidiary, which exceed, in the aggregate, $1,000,000, other than in the ordinary course of business;

                           (iv) any discharge or satisfaction of any Liens or
                  payment of any obligation or liability of the Company or any Subsidiary, other than in the usual and ordinary course of business consistent with past practice;

                           (v) the creation of any Lien on any of the assets,
                  tangible or intangible, of the Company or any Subsidiary, other than in the usual and ordinary course of business consistent with past practice;

                           (vi) any sale, transfer or lease as lessor or
                  sublessor of any assets of the Company or any Subsidiary, other than in the usual and ordinary course of business consistent with past practice in an aggregate amount not in excess of $1,000,000;

                           (vii) any physical damage, restriction or loss
                  incurred by the Company or any of its Subsidiaries not covered by insurance (or that is covered by self-insurance) that individually or in the aggregate would have a Material Adverse Effect;

                           (viii) (A) any default by the Company or any of its
                  Subsidiaries, or, to the knowledge of Seller, any other party, to any contract to which the Company or any of its Subsidiaries is a party, or any event which, with the lapse of time or the giving of notice, or both, would cause the Company or any of its Subsidiaries, or, to the knowledge of Seller, any other party, to be in default of such contracts or give any other party to such contracts the right to terminate such contracts, or (B) the provision of notice of any material default under any such contracts, except in each of the above cases as would not in the aggregate have a Material Adverse Effect and except that none of the foregoing shall apply to any default or breach (or condition that with the giving of notice or lapse of time or both, would constitute a default or breach) in existence at or prior to the Acquisition Closing; or

                           (ix) any distribution by the Company to its Members
                  (except as contemplated by Section 5.01(a) of the Amended LLC Agreement).

         SECTION 3.06  Cogen Transaction Agreement.

                  (a) Seller has delivered to or made available to Buyer a true and complete copy of the Cogen Transaction Agreement, including the Disclosure Schedules delivered by the Sellers thereunder, together with a copy of all documents delivered at the Acquisition Closing. The Company is one of the "Buyer Entities" under, and as that term is defined in, the Cogen Transaction Agreement and is entitled to the benefit of the representations, warranties and indemnities set forth therein, subject to the terms and conditions thereof.

                  (b) Since the Acquisition Closing, Seller has not become aware of any of the representations and warranties made by the Sellers (as that term is defined in the Cogen Transaction Agreement) in the Cogen Transaction Agreement being untrue in any material respect.

                  (c) Seller has delivered to Buyer a true and complete copy of the Offering Memorandum dated April 14, 1999 with respect to the issuance and sale by the Company of its 6.737% Senior Secured Notes due 2008, its 7.066% Senior Secured Notes due 2012 and its 7.536% Senior Secured Notes due 2017 and the prospectus included in the S-4 Registration Statement with respect to the exchange offer relating to such Senior Notes filed by the Company with the Securities Exchange Commission on June 25, 1999. Buyer acknowledges that such Offering Memorandum and prospectus were prepared solely for the purpose of the offering of the Senior Notes referenced therein and not for the use of the Buyer in connection with the transactions contemplated hereby. Neither the Offering Memorandum nor the prospectus, as of the respective dates thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

         SECTION 3.07  Certain Actions and Agreements.

                  (a) Except as disclosed on SECTION 3.07 OF THE DISCLOSURE SCHEDULE, since the Acquisition Closing, neither the Company nor any of its Subsidiaries has taken any action or entered into, amended or waived any rights under any agreement that would have required the unanimous consent of the Class A Members under the Amended LLC Agreement if the Amended LLC Agreement had been in effect at the time of such action.

                  (b) SECTION 3.07 OF THE DISCLOSURE SCHEDULE sets forth a list of each contract or agreement currently in effect between the Company or any of its Subsidiaries, on one hand, and Seller or any Affiliate thereof, on the other hand (other than the Company or any other Subsidiary of the Company).

         SECTION 3.08 Employees; Employee Benefits. Subject to SECTION 5.01 OF THE DISCLOSURE SCHEDULE, all Company Employees are covered by the Benefit Plans sponsored and maintained by Enron for its and certain of its Affiliates' employees on the same basis as similarly situated employees of Enron except that the Company Employees have temporary coverage under a special severance benefit plan. Seller has delivered to Buyer a true and complete copy of the agreement between Enron and the Company with respect to the coverage of Company Employees under Enron's benefit plans. To the knowledge of Seller after due inquiry, the Benefit Plans covering the Company Employees have been maintained and administered in accordance with their terms and provisions and substantially in compliance with the requirements of all applicable laws including, but not limited to, ERISA and the Code, except as in the aggregate would not have a Material Adverse Effect.

         SECTION 3.09 Litigation. Except as set forth on SECTION 3.09 OF THE DISCLOSURE SCHEDULE, since the Acquisition Closing, no action, suit, or proceeding has been commenced, or, to the knowledge of Seller, threatened, against the Company, any of its Subsidiaries or their respective officers, directors, employees or assets before any Governmental Authority or pursuant to any agreement to arbitrate, including any action, suit, claim, investigation or proceeding arising out of or relating to any Environmental Laws, except for any such matters that, if adversely determined, would not in the aggregate have a Material Adverse Effect.

         SECTION 3.10 Compliance with Law; Environmental Matters. Since the Acquisition Closing:

                  (a) None of the Company or its Subsidiaries has violated, or, to the knowledge of Seller, is under investigation with respect to or has been threatened to be charged with or given notice of any material violation of, any Applicable Law, except as would not have a Material Adverse Effect;

                  (b) Neither the Company nor any of its Subsidiaries has received any notice, notification, demand, request for information, citation, summons or order, and no complaint has been filed, and no penalty has been assessed by any Governmental Authority or other Person with respect to matters arising out of or relating to any applicable Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and

                  (c) The Company and its Subsidiaries have complied in all material respects with all Environmental Laws.

         SECTION 3.11  Regulatory Matters.

                  (a) Assuming that, from the commencement of power generation at each Operating Facility through the Acquisition Closing, each Operating Facility had continuously been a "qualifying cogeneration facility" within the meaning of Section 3(18)(B) of the Federal Power Act, as amended, and the regulations of the FERC thereunder, at 18 C.F.R. Part 292, interpretations thereof by the FERC and courts of competent jurisdiction of the PURPA and such regulations (collectively, PURPA, the regulations and all such interpretations, the "PURPA REQUIREMENTS"), each Operating Facility is, and since the Acquisition Closing has been, a "qualifying cogeneration facility" within the meaning of such requirements. Seller is not aware of any event or circumstances that would result in a loss by any of the Operating Facilities of such status. The consummation of the transactions contemplated by the Cogen Transaction Agreement and the Class B Contribution did not result in the loss of such status for such Operating Facility.

                  (b) Each of Linden Venture, Camden Cogen and NJ Venture is an "exempt wholesale generator" as defined in Section 32 of PUHCA.

                  (c) Since the Acquisition Closing, each of Linden Venture, Camden Cogen and NJ Venture has been in compliance with the Federal Power Act, as amended, and the FERC's regulations thereunder.

                  (d) Except as set forth in SECTION 3.11 OF THE DISCLOSURE SCHEDULE, each of the Operating Facilities has in effect a contract with an entity under which such entity has agreed to purchase steam from such Operating Facility during the term of such contract and use such steam during such term for an industrial or commercial process or for heating or cooling, or has agreed to obtain cooling for chilling service from such Operating Facility, or both, in aggregate amounts which equal or exceed the projected amount of "useful thermal energy output" required for continued qualification of the facility as a qualifying cogeneration facility under the PURPA Requirements. All such uses of steam satisfy the requirements to be "useful thermal energy output" as defined in the PURPA Requirements.

                  (e) None of the Company, Linden Venture, Camden Cogen or NJ Venture, or any "affiliate" thereof, as defined in section 2(a)(11)(B) of PUHCA, is subject to regulation as a "public utility" under the Federal Power Act, other than as contemplated by 18 C.F.R. Section 292.601(c), or under any state law or regulation with respect to the rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. Section 292.602(c)(2). None of the Company or its Subsidiaries, including Linden Venture, Camden Cogen or NJ Venture, or any "affiliate" thereof, as defined in section 2(a)(11) of PUHCA, is subject to regulation as a "public-utility company," a "holding company," a "subsidiary company," an "associate company," or an "affiliate" of any of a "public-utility company," a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined in PUHCA. Assuming the accuracy of the representation in Section 4.06(a), none of Seller or the Company, the Subsidiaries or any "affiliate" thereof, as defined in section 2(a)(11) of PUHCA, requires any approvals under the Federal Power Act or PUHCA for the execution, delivery, or performance of the transactions contemplated by this Agreement.

                  (f) Assuming the accuracy of the representation set forth in
         Section 4.06(c) and assuming that, from the commencement of power generation at each Operating Facility through the Acquisition Closing, each Operating Facility had continuously been a "qualifying cogeneration facility" within the meaning of the PURPA Requirements, consummation of the transactions contemplated by the Purchase Agreement and the Amended LLC Agreement by Seller will not result in any of the Operating Facilities losing its status as a "qualifying cogeneration facility" within the meaning of the PURPA Requirements.

         SECTION 3.12  Taxes.

                  (a) (i) All Tax Returns of or with respect to any Tax which is required to be filed by or with respect to the Company or any Subsidiary since the Acquisition Closing and on or before the Closing Date have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete in all material respects, (iii) all material Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, and (iv) all withholding Tax requirements imposed on or with respect to the Company or its Subsidiaries since the Acquisition Closing have been or will be satisfied in full in all material respects.

                  (b) Since the Acquisition Closing, each of the Company and its Subsidiaries has properly been classified as a partnership or disregarded entity for federal income tax purposes.

                  (c) The consummation of any transactions subsequent to the Acquisition Closing have not caused a termination of the Company pursuant to Section 708(b) of the Code. The consummation of the transactions contemplated by this Agreement and the Amended LLC Agreement will not cause a termination of the Company pursuant to
         Section 708(b) of the Code.

                  (d) Valid elections made pursuant to Section 754 of the Code are in effect (or will be in effect with respect to the Company's taxable year that includes the Closing upon the filing of the applicable tax returns) for each of Company and its Subsidiaries (except if such Subsidiary is a disregarded entity for federal income tax purposes).

         SECTION 3.13 Insurance. Seller has furnished to Buyer a list of all insurance policies and fidelity bonds relating to the Company and its Subsidiaries and their respective businesses and operations and officers and employees. Except as set forth on SECTION 3.13 OF THE DISCLOSURE SCHEDULE, since the Acquisition Closing, there has been no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. Since the Acquisition Closing, all premiums payable under all such policies and bonds have been timely paid and such policies have been in full force and effect. To the knowledge of Seller, all such policies satisfy the requirements of and have been endorsed in accordance with the terms and conditions of all applicable contracts and/or agreements.

         SECTION 3.14 Brokers. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or the Company or its Subsidiaries who might be entitled to any fee or commission from Buyer or the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

         SECTION 3.15 Year 2000. SECTION 3.15 OF THE DISCLOSURE SCHEDULE sets forth Seller's representations as to the Company's Year 2000 compliance plan.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         SECTION 4.01 Organization, Etc. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability power and authority to enter into and perform its obligations under this Agreement, and has obtained all requisite corporate or similar authorizations, consents or approvals applicable to it to do so. El Paso Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement, and has obtained all requisite corporate authorizations, consents or approvals applicable to it to do so. This Agreement constitutes, and the Amended LLC Agreement, the Buyer Security Agreement and the Amended Credit Support Agreement, when executed at Closing, will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. This Agreement constitutes a valid and binding obligation of El Paso Holding, enforceable against El Paso Holding in accordance with its respective terms.

         SECTION 4.02 No Violation. The execution and delivery of this Agreement, the Amended LLC Agreement, the Buyer Security Agreement and the Amended Credit Support Agreement by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby and thereby will not, and the execution and delivery of this Agreement by El Paso Holding does not, and the consummation by El Paso Holding of the transactions contemplated hereby and thereby will not (a) violate the organizational documents of Buyer or El Paso Holding, as applicable, (b) violate any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any Governmental Authority to which Buyer or El Paso Holding, as applicable, is a party or to which Buyer or El Paso Holding, as applicable, or any of their property is subject; or (c) conflict with, or result in a breach or violation of, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which Buyer is a party or to which any of its property is subject, except in each case such as would not materially impair the ability of Buyer and El Paso Holding to consummate the transactions contemplated by this Agreement.

         SECTION 4.03 Approvals. The execution and delivery of this Agreement, the Amended LLC Agreement, the Buyer Security Agreement and the Amended Credit Support Agreement and the consummation of the transactions contemplated hereby and thereby by Buyer, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby by El Paso Holding, will not require the consent, approval, order or authorization of any Governmental Authority or regulatory authority or any other person under any permit, license, agreement, indenture or other instrument to which Buyer or El Paso Holding is a party or to which any of its properties are subject, and no declaration, filing or registration with any Governmental Authority or regulatory authority is required by Buyer or El Paso Holding in connection with the execution and delivery of this Agreement and the consummation of such transactions, except such as would not materially impair the ability of Buyer and El Paso Holding to consummate the transactions contemplated by this Agreement.

         SECTION 4.04  Investment Intent, Investigation.

                  (a) Buyer is capable of evaluating the merits and risks of its investment in the Purchased Interests. Buyer is taking such Purchased Interests for its own account and not with a view to or for sale in connection with any distribution of such securities as such terms are defined under Securities Act. The Buyer has had an opportunity to discuss the Company's and its Subsidiaries' business and financial condition, properties, operations and prospects with the Company's and its Subsidiaries' management and to ask questions of officers of the Company and its Subsidiaries, and all requests for information in such connection have been answered to their satisfaction; provided that Seller agrees that the foregoing representation shall in no way limit Buyer's ability to rely on the representations made by Seller herein.

                  (b) Buyer understand that (i) the Purchased Interests will be "restricted securities" under the applicable federal securities laws,
         (ii) that the Securities Act and the rules of the SEC provide in substance that a holder may dispose of the Purchased Interests only pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act, and that, accordingly, Buyer may be required to bear the economic risk of the investment in the Purchased Interests for a substantial period of time, and (iii) the certificates representing the Purchased Interests may bear a legend to the foregoing effect.

         SECTION 4.05 Financing. El Paso Holding or Buyer has, and will have at Closing, sufficient cash funds available to pay the consideration to be paid to Seller at Closing.

         SECTION 4.06 Regulatory Matters.

                  (a) None of the Buyer or any "affiliate" thereof, as defined in section 2(a)(11)(B) of PUHCA, is subject to regulation as a "public utility" under the Federal Power Act, other than as contemplated by 18 C.F.R. section 292.601(c), or under any state law or regulation with respect to the rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F. R. section 292.602(c)(2). None of the Buyer or any "affiliate" thereof, as defined in section 2(a)(11) of PUHCA, is subject to regulation as a "public-utility company," a "holding company," a "subsidiary company," an "associate company," or an "affiliate" of any of a "public-utility company," a "holding company," or a "subsidiary company" of a "holding company," as each such term is defined in PUHCA. The Buyer is not subject to regulation as (i) a "public utility" under the Federal Power Act; (ii) a "public-utility company," a "holding company," or a "subsidiary company," "associate company," or "affiliate" of a "public-utility company" or a "holding company" or an "affiliate" of a "subsidiary company" of a "holding company," as each such term is defined in PUHCA. Assuming the accuracy of the representation in
         Section 3.11(e), none of the Buyer or any "affiliate" thereof, as defined in section 2(a)(11) of PUHCA, requires any approvals under the Federal Power Act or PUHCA for the execution, delivery, or performance of the transactions contemplated by this Agreement.

                  (b) Buyer is not "a person primarily engaged in the generation or sale of electric power (other than electric power solely from cogeneration facilities or small power production facilities"), an "electric utility", an "electric utility holding company", or "a wholly or partially owned subsidiary of an electric utility or electric utility holding company", within the meaning of 18 C.F.R. section 292.206.

                  (c) Assuming the accuracy of the representation set forth in
         Section 3.11(f) and assuming that each Operating Facility is as of the Closing Date, and since the commencement of power generation at each Operating Facility has continuously been, a "qualifying cogeneration facility" within the meaning of the PURPA Requirements, consummation of the transactions contemplated by this Agreement and the Amended LLC Agreement by Buyer will not result in the loss of such status for such Operating Facility.

         SECTION 4.07 Brokers. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer or its Affiliates who might be entitled to any fee or commission from Seller or the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.


                                    ARTICLE 5

                                    COVENANTS

         SECTION 5.01 Conduct of Business. Except as contemplated by this Agreement, from the date of this Agreement until the Closing, Seller will cause the Company and its Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practices and use their reasonable efforts to preserve intact, in all material respects, their respective business organizations and relationships with third parties. Without limiting the generality of the foregoing, except as contemplated by this Agreement or as set forth on SECTION 5.01 OF THE DISCLOSURE SCHEDULE, from the date of this Agreement until the Closing Date, without the prior written consent of Buyer, Seller will not and will cause the Company and its Subsidiaries not to take any action that would require the unanimous consent of the Class A Members pursuant to the Amended LLC Agreement, if such Amended LLC Agreement were in effect. From the date of this Agreement until Closing, Seller will cause the Company not to make any distributions to its members in respect of their Membership Interests, except for the distribution referred to in Section 5.01(a) of the Amended LLC Agreement.

         SECTION 5.02  Access to Information; Confidentiality.

                  (a) From the date of this Agreement until the Closing, Seller will cause the Company and its Subsidiaries to (i) give the Buyer and its representatives access to their respective properties, books, records and employees, each during normal business hours and upon reasonable prior notice; provided that any such access by Buyer or its representatives shall not unreasonably interfere with the conduct of business by the Company or any Subsidiary, (ii) furnish to the Buyer and its representatives such financial and operating data and other information regarding the Company and its Subsidiaries as Buyer may reasonably request and (iii) instruct their respective employees to cooperate with the Buyer in connection with such activities.

                  (b) Any information obtained by Buyer and its representatives pursuant to this Section 5.02 shall be subject to the provisions of the Confidentiality Agreement dated April 29, 1999 between Buyer and Enron Capital & Trade Resources Corp. (the "CONFIDENTIALITY AGREEMENT").

         SECTION 5.03 Public Announcements. Subject to applicable securities laws or stock exchange requirements, neither Buyer nor Seller shall, without the prior approval of the other party, issue or permit any of their respective partners, directors, officers, employees, agents or Affiliates to issue, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby. If a party is required to disclose information with respect to this Agreement or the transactions contemplated hereby under applicable securities laws or stock exchange requirements, to the extent reasonably practicable under the circumstances, such party shall provide the other party with prior notice of its intent to make the disclosure and the general content of the disclosure.

         SECTION 5.04 Best Efforts. Prior to the Closing, subject to the terms and conditions of this Agreement, each of the parties agrees that it shall use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, but not limited to,
(i) obtaining all consents from governmental authorities and other third parties required for the consummation of the transactions contemplated hereby and (ii) having vacated, dismissed or withdrawn any order, stay, decree, judgment or injunction of any governmental authority which temporarily, preliminarily or permanently prohibits or prevents the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions to do, or cause to be done, all things necessary to satisfy the conditions to Closing set forth herein.

         SECTION 5.05 Exclusivity. Prior to the earlier of Closing or termination of this Agreement, Seller will not, and Seller will cause the Company and its Subsidiaries not to, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any Membership Interest or all or substantially all of the ownership interests or assets of any of the Subsidiaries (including any acquisition structured as a merger, consolidation or share exchange).

         SECTION 5.06 Option Agreement. Buyer and Seller agree to negotiate in good faith to reach an agreement acceptable to both parties providing for the purchase by Buyer from Seller for fair value of an additional 1% of the outstanding Class A and Class B Membership interests in the Company when and to the extent that can be done without adversely affecting the Company and its Subsidiaries.

                                    ARTICLE 6

                              CONDITIONS TO CLOSING


         SECTION 6.01. Conditions to the Obligations of Each Party. The obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:

                  (a) As of the Closing, no temporary restraining order, preliminary or permanent injunction or other order or restraint issued by any court of competent jurisdiction, no order, decree, restraint or pronouncement by any Governmental Authority, and no other legal restraint or prohibition that would prevent or have the effect of preventing the consummation of the transactions described in this Agreement shall be in effect;

                  (b) As of the Closing, the permits, approvals, filings and consents required to be obtained from or made with any Governmental Authorities, and all waiting periods required or contemplated to expire prior to the consummation of transactions described in this Agreement under any Applicable Law shall have been obtained, made or expired, as the case may be, and all such regulatory approvals shall be in full force and effect; and

                  (c) CalPERS shall have entered into the Amended LLC Agreement.

         SECTION 6.02. Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following further conditions:

                  (a) Seller shall have performed in all material respects all of its obligations under this Agreement required to be performed by it on or prior to the Closing Date;

                  (b) The representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant to this Agreement shall be true in all material respects at and as of the Closing Date, as if made at and as of such date, except that representations and warranties made as of a specific date need be true only as of that date;

                  (c) The Buyer shall have received certificates signed by an authorized representative of Seller to the foregoing effect;

                  (d) The Buyer shall have received an opinion of Vinson & Elkins L.L.P. or other counsel to Seller in substantially the form set forth on ANNEX 6.02 hereto;

                  (e) Seller shall have entered into the Amended LLC Agreement;

                  (f) The Class B Contribution shall have been consummated;

                  (g) Enron and the Company shall have entered into the Amended Credit Support Agreement and either (i) the security agreement contemplated by Section 2.04 or (ii) the amendments to the form of Amended Credit Support Agreement as contemplated by Section 2.04 to the extent the security agreement cannot be entered into; and

                  (h) Seller shall have delivered to Buyer certification of non-foreign status (as described in Treas. Reg. section 1.1445-2(b)) for purposes of Section 1445 of the Code.

         SECTION 6.03. Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following further conditions:

                  (a) The Buyer shall have performed in all material respects all of their obligations under this Agreement required to be performed by it on or prior to the Closing Date, including entering into the Buyer Security Agreement;

                  (b) The representations and warranties of the Buyer contained in this Agreement and in any certificate or other writing delivered by the Buyer pursuant to this Agreement shall be true in all material respects at and as of the Closing Date, as if made at and as of such date, it being understood and agreed that representations and warranties made as of a specific date need be true only as of that date;

                  (c) Seller shall have received a certificate signed by an executive officer of Buyer to the foregoing effect;

                  (d) Seller shall have received the opinion of counsel to Buyer in substantially the form set forth on ANNEX 6.03 hereto;

                  (e) El Paso Energy shall have entered into the Amended Credit Support Agreement and either (i) the security agreement contemplated by
         Section 2.04 or (ii) the amendments to the form of Amended Credit Support Agreement as contemplated by Section 2.04 to the extent the security agreement cannot be entered into; and

                  (f) Buyer shall have entered into the Amended LLC Agreement.

                                    ARTICLE 7

                                   TERMINATION

         SECTION 7.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of Buyer and Seller;

                  (b) by either Buyer or Seller if the Closing shall not have been consummated by August 13, 1999 or such later Closing Date as elected by Buyer pursuant to Section 2.02(a) (the later of such dates being the "END DATE"); provided, however, that Seller may not terminate this Agreement pursuant to this Section 7.01(b) if the Closing shall not have been consummated by the End Date by reason of Seller's failure to perform in all material respects any of its respective covenants or agreements contained in this Agreement; and provided, further, that Buyer may not terminate this Agreement pursuant to this Section 7.01(b) if the

         Closing shall not have been consummated by the End Date by reason of Buyer's failure to perform in all material respects any of its respective covenants or agreements contained in this Agreement;

                  (c) by Buyer, if a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement shall have occurred which would cause the condition set forth in
         Section 6.02 (a) or (b) not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 Business Days following receipt by Seller of notice of such breach from Buyer (or, if earlier, by the End Date);

                  (d) by Seller, if a breach of any representation, warranty, covenant or agreement on the part of the Buyer set forth in this Agreement (including, without limitation, the breach of Buyer's obligations pursuant to Section 2.02(a) to consummate the Closing on or before the End Date) shall have occurred which would cause the condition set forth in Section 6.03 (a) or (b) not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 Business Days following receipt by Buyer of notice of such breach from Seller (or, if earlier, by the End
         Date); or

                  (e) by either Buyer or Seller if there shall be any Applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction.

         SECTION 7.02. Effect of Termination.

                  (a) If this Agreement is terminated as permitted by Section 7.01, such termination shall be without liability of any party to any other party to this Agreement, except that if such termination shall result from (i) the willful failure of any party to this Agreement to fulfill a condition to the performance of the obligations of the other parties that is within the control of such party, (ii) the willful failure of any party to this Agreement to perform a covenant or agreement contained in this Agreement or (iii) the willful breach by any party to this Agreement of any representation or warranty contained in this Agreement, such party shall be fully liable for any and all damages incurred or suffered by any other party as a result of such failure or breach.

                  (b) In the event this Agreement is terminated for any reason, other than pursuant to Section 7.01(d), Seller shall immediately refund following such termination, by wire transfer in immediately available funds to an account designated in writing by Buyer, the Deposit.

                                    ARTICLE 8

                            SURVIVAL; INDEMNIFICATION

         SECTION 8.01. Survival. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant to this Agreement shall terminate at and not survive the Closing; provided that (i) the representations and warranties of Seller contained in Sections 3.07(a) and 3.07(b) shall each survive the Closing for a period of one year, (ii) the representations and warranties of Seller contained in clauses (ii)-(ix) of Section 3.05(c) and Sections 3.08, 3.09, 3.10(a) and
(b), 3.11(a),(b),(c),(e) and (f), each only with respect to actions or events occurring during the time since the Acquisition Closing through June 30, 1999, shall each survive the Closing for a period of one year, (iii) the representations and warranties of Seller contained in Sections 3.01(a), 3.03(a) and 3.04(a) and the representations and warranties of the Buyer contained in
Article 4 (other than those with respect to El Paso Holdings) shall each survive the Closing for a period of two years, (iv) the representations and warranties of Seller contained in Section 3.12 shall each survive the Closing until six months after the closing of the applicable statute of limitations, and (v) the representations and warranties of Seller contained in Section 3.02 shall survive the Closing indefinitely (the representations and warranties of Seller listed in this proviso being referred to herein as the "SURVIVING SELLER REPRESENTATIONS"). Notwithstanding the preceding sentence, with respect to any representation or warranty that survives the Closing in respect of which indemnity may be sought under this Agreement, such representation or warranty shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if written notice of the inaccuracy of such representation or warranty giving rise to such right of indemnity (including the specific nature of such inaccuracy) shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants and agreements of the parties (including, without limitation, the covenants and agreements of the parties set forth in this Article 8) contained in this Agreement shall survive the Closing.

         SECTION 8.02. Indemnification.

                  (a) Seller hereby agrees to defend, indemnify and hold harmless Buyer against any and all damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by it arising out of any misrepresentation or breach of any of the Surviving Seller Representations or any covenant or agreement made or to be performed by Seller under this Agreement. Notwithstanding the foregoing, the total amount of Damages for which Seller may be liable for breach of any Surviving Seller Representations (other than Section 3.02(c)) shall not in the aggregate exceed $50,000,000 and no claim for breach of any Surviving Seller Representations referred to in clause
         (ii) of the proviso in the first sentence of Section 8.01 may be made until the aggregate amount of all such claims for breaches of all such Surviving Seller Representations exceeds $1,000,000, and then only to the extent of the excess over such $1,000,000 amount. Subject to Sections 8.01 and 8.04, no claim for indemnification for a breach of a Surviving Seller Representation may be made after the applicable survival period set forth in Section 8.01.

                  (b) Buyer hereby agrees to defend, indemnify and hold harmless Seller against any and all Damages incurred or suffered by them arising out of any misrepresentation or breach of a representation or warranty in Article 4 or any covenant or agreement made or to be performed by the Buyer pursuant to this Agreement. Subject to Sections 8.01 and 8.04, no claim for indemnification for a breach of a representation or warranty in Article 4 may be made after the applicable survival period set forth in Section 8.01.

                  (c) For all Tax purposes, the parties shall treat any indemnification payment made pursuant to this Section 8.02 as an adjustment to the purchase price paid by Buyer pursuant to Section 2.01(a).

         SECTION 8.03. Procedures for Third Party Claims.

                  (a) The parties seeking indemnification under Section 8.02 (the "INDEMNIFIED PARTIES") agree to give prompt notice to the parties against whom indemnity is sought (the "INDEMNIFYING PARTIES") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section
         8.02 (the "THIRD PARTY CLAIMS"). The failure by any Indemnified Party so to notify the Indemnifying Parties shall not relieve any Indemnifying Party from any liability which it may have to such Indemnified Party with respect to any claim made pursuant to this
         Section 8.03, except to the extent such failure shall actually prejudice an Indemnifying Party.

                  (b) Upon receipt of notice from the Indemnified Parties pursuant to Section 8.03(a), the Indemnifying Parties will assume the defense and control of such Third Party Claims but shall allow the Indemnified Parties a reasonable opportunity to participate in the defense of such Third Party Claims with their own counsel and at their own expense. The Indemnified Parties shall, and shall cause each of their Affiliates and Representatives to, cooperate fully with the Indemnifying Parties in the defense of any Third Party Claim defended by the Indemnifying Parties.

                  (c) The Indemnifying Parties shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, without the consent of any Indemnified Party, but only if the Indemnifying Parties shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement; not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply or adversely affect any Indemnified Party or to the conduct of any Indemnified Party's business; and obtain, as a condition of any settlement or other resolution, a complete release of any Indemnified Party potentially affected by such Third Party Claim.

         SECTION 8.04. Exclusive Remedy. Each party hereto acknowledges and agrees that the provisions of this Article 8 shall be the exclusive remedy of such party with respect to any matter arising under this Agreement or in connection with the transactions contemplated hereby; provided however that none of the provisions set forth in this Agreement shall be deemed a waiver by any party to this Agreement of any right or remedy that such party may have at law or equity, based on any other party's fraudulent acts or omissions, nor shall any such provisions limit, or be deemed to limit, the time period during which a claim for fraud may be brought.

                                    ARTICLE 9

                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party under this Agreement shall be in writing (including telecopy or similar writing) and shall be given,

         if to Seller:

                           c/o Enron Capital & Trade Resources Corp.
                           1400 Smith Street
                           Houston, Texas 77002-7361
                           Attention: W. David Duran and Travis McCullough
                           Telecopy: (713) 646-3490

         with a copy to:

                           Vinson & Elkins L.L.P.
                           1001 Fannin, Suite 2300
                           Houston, Texas 77002
                           Attention: Keith R. Fullenweider
                           Telecopy: (713) 758-2346

         if to Buyer:

                           Mesquite Investors, L.L.C.
                           1001 Louisiana Street
                           Houston, Texas 77002
                           Attention: Robert W. Baker, Esq. and Vicki Sidhu Fax No. (713) 420-2813

         with a copy to:

                           Roger B. Wagner, Esq.
                           Coudert Brothers
                           Army Navy Club Building
                           1627 I Street, N.W.
                           Suite 1200
                           Washington, D.C.  20006-4007
                           Fax No.:  (202) 775-1168

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section.

         SECTION 9.02. Amendments; No Waivers.

                  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

         SECTION 9.03. Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Buyer or Seller and their respective successors and permitted assigns.

         SECTION 9.04. Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 9.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement except to a permitted successor and assign under the Amended LLC Agreement, without the consent of each other party.

         SECTION 9.06. Governing Law; Arbitration.

                  (a) This Agreement (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas, other than the conflict of laws rules thereof.

                  (b) Any and all claims, counterclaims, demands, cause of action, disputes, controversies, and other matters in question arising under this Agreement or the alleged breach of any provision hereof, (all of which are referred to herein as "DISPUTED CLAIMS"), whether such Disputed Claims arise at law or in equity, under State or federal law, for damages or any other relief, shall be resolved by binding arbitration in the manner set forth herein.

                  (c) The validity, construction, and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant to this agreement to arbitrate and the rules governing the conduct of the arbitration (including the time for filing an answer, the time for the filing of counter Disputed Claims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this Agreement, the receipt of evidence, and the like), shall be decided by the arbitrators. In deciding the substance of the parties' Disputed Claims, the arbitrators shall refer to the substantive laws of the State of Texas for guidance (excluding Texas choice-of-law principles that might call for the application of some other state's law); provided, however, that IT IS EXPRESSLY AGREED THAT NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT TO THE CONTRARY, THE ARBITRATORS SHALL HAVE ABSOLUTELY NO AUTHORITY TO AWARD CONSEQUENTIAL DAMAGES (SUCH AS LOSS OF PROFIT), TREBLE, EXEMPLARY OR PUNITIVE DAMAGES OF ANY TYPE UNDER ANY CIRCUMSTANCES REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER TEXAS LAW, THE LAW OF ANY OTHER STATE, OR FEDERAL LAW, OR UNDER THE UNITED STATES ARBITRATION ACT, OR UNDER ANY OTHER RULES OF ARBITRATION. The arbitrators shall have the authority to assess the costs and expenses of the arbitration proceeding (including the arbitrators' fees and expenses) against either or both parties. However, each party shall bear its own attorneys fees and the arbitrators shall have no authority to award attorneys fees.

                  (d) The arbitration proceedings shall be conducted in Houston, Texas by three arbitrators in accordance with the CPR Institute for Dispute Resolution Non-Administered Arbitration rules in effect on the date of this agreement. Within 30 days of the notice of initiation of the arbitration procedure, the parties shall select three arbitrators. If the parties are unable to agree upon the identity of the three arbitrators, within the time set forth herein, the vacancies in the selection of agreed arbitrators shall be filled by CPR in the manner specified in CPR Rule 6. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, as such Act is modified by this Agreement and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

                  (e) All fees of the arbitrators and other administrative charges related to the arbitration shall be borne equally by the parties.

                  (f) The parties hereby agree that the arbitration proceeding and the arbitrators' award are to remain confidential and none of the parties or their counsel will divulge or discuss, directly or indirectly, in the newspaper, electronic media, or other public or private forum, or with any third parties, the arbitration proceeding and/or the arbitrators' award except: (1) to the extent required by a court of law or any federal, state, or local government, agency or regulatory body or to the extent required to comply with applicable securities laws or stock exchange requirements; (2) to the extent further agreed to by the parties hereto, which consent will not be unreasonably withheld; or (3) to the extent necessary under subsection
         (g) below.

                  (g) The award of the arbitrators shall be final and binding on the parties, and judgment thereon may be entered in a court of competent jurisdiction.

         SECTION 9.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

         SECTION 9.08. Entire Agreement. This Agreement and the agreements specifically contemplated hereby constitute the entire agreement among the parties with respect to the subject matter of such documents and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of such documents.

         SECTION 9.09. Captions. The captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation of the provisions of this Agreement.

         SECTION 9.10. Further Assurances. Following the Closing, each of the parties will cooperate and use its reasonable efforts to take or cause to be taken all actions, to cooperate with the other parties hereto with respect to all actions, and to do or cause to be done all things necessary or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, making the notice filings contemplated by Section 3.04.

         The parties have caused this Agreement to be duly executed individually or by their authorized representatives on the day and year first above written.

                                EAST COAST POWER
                                HOLDING COMPANY L.L.C.

                                By:  Joint Energy Development Investments II
                                     Limited Partnership, its Managing Member

                                By:  Enron Capital Management II Limited
                                     Partnership, its General Partner

                                By:  Enron Capital II Corp., its General Partner


                                By: /s/ WILLIAM W. BROWN
                                   ---------------------------------------------
                                     Name:  William W. Brown
                                     Title:  Vice President

                            MESQUITE INVESTORS, L.L.C.

                            By: Chaparral Investors, L.L.C., its sole Member

                            By: El Paso Chaparral Investor, L.L.C., its sole
                                Member

                            By: El Paso Chaparral Holding Company, its sole
                                Member


                            By: /s/ LARRY M. KELLERMAN
                                ------------------------------------------------
                                  Name:  Larry M. Kellerman
                                  Title: President


         The undersigned joins this Agreement for the purposes of its agreements in Sections 2.01 and 2.02, and further joins in the representations applicable to it in Sections 4.01, 4.02, 4.03 and 4.05.


                            EL PASO POWER HOLDING COMPANY


                            By: /s/ LARRY M. KELLERMAN
                                ------------------------------------------------
                                  Name:  Larry M. Kellerman
                                  Title: President